Brown Brothers Harriman & Co.	Schedule of Global Services & Charges

January 2013
Global Custody Charges
Safekeeping & Transaction Charges
The annual basis point charges are applied monthly to the settled positions as reflected on BBH’s custody system at month end.

In addition to safekeeping, the asset charge covers the registrations of shares in BBH’s nominee name, timely notification of corporate action information, and corporate action related cash processing (e.g. dividend and interest collections). The asset charge does not include transaction charges related to corporate actions transactions. Transaction charges are discussed in the paragraph below.

Transaction charges are applied to straight through processed (STP) transactions, including corporate action related security movements, in the applicable markets. Non-STP transactions will incur a surcharge as indicated under transaction surcharges. Other specialized processing will be charged as indicated under Additional Transaction Charges.

Fees for additional markets will be discussed and agreed upon prior to investment.

Market	Annual Asset Charge (BP)	Transaction Charge (USD)	Market	Annual Asset Charge (BP)	Transaction Charge (USD)
Argentina	XX	XX	Malaysia	XX	XX
Australia	XX	XX	Malta	XX	XX
Austria	XX	XX	Mauritius	XX	XX
Bahrain	XX	XX	Mexico	XX	XX
Bangladesh	XX	XX	Morocco	XX	XX
Belgium	XX	XX	Namibia	XX	XX
Bermuda	XX	XX	Netherlands	XX	XX
Botswana	XX	XX	New Zealand	XX	XX
Brazil	XX	XX	Nigeria	XX	XX
Bulgaria	XX	XX	Norway	XX	XX
Canada	XX	XX	Oman	XX	XX
Chile	XX	XX	Pakistan	XX	XX
China	XX	XX	Palestine	XX	XX
Colombia	XX	XX	Peru	XX	XX
Costa Rica	XX	XX	Philippines	XX	XX
Croatia	XX	XX	Poland	XX	XX
Cyprus	XX	XX	Portugal	XX	XX
Czech Republic	XX	XX	Qatar	XX	XX
Denmark	XX	XX	Romania	XX	XX
Ecuador	XX	XX	Russia	XX	XX
Egypt	XX	XX	Saudi Arabia	XX	XX
Estonia	XX	XX	Singapore	XX	XX

Brown Brothers Harriman & Co.	Schedule of Global Services & Charges

Market	Annual Asset Charge (BP)	Transaction Charge (USD)	Market	Annual Asset Charge (BP)	Transaction Charge (USD)
Euroclear Clearstream	XX	XX	Slovak Republic	XX	XX
Finland	XX	XX	Slovenia	XX	XX
France	XX	XX	South Africa	XX	XX
Germany	XX	XX	South Korea	XX	XX
Ghana	XX	XX	Spain	XX	XX
Greece	XX	XX	Sri Lanka	XX	XX
Hong Kong	XX	XX	Swaziland	XX	XX
Hungary	XX	XX	Sweden	XX	XX
Iceland	XX	XX	Switzerland	XX	XX
India	XX	XX	Taiwan	XX	XX
Indonesia	XX	XX	Thailand	XX	XX
Ireland	XX	XX	Trinidad	XX	XX
Israel	XX	XX	Tunisia	XX	XX
Italy	XX	XX	Turkey	XX	XX
Ivory Coast	XX	XX	Ukraine	XX	XX
Japan	XX	XX	United Arab Emirates	XX	XX
Jordan	XX	XX	United Kingdom	XX	XX
Kazakhstan	XX	XX	United States	XX	XX
Kenya	XX	XX	Uruguay	XX	XX
Kuwait	XX	XX	Venezuela	XX	XX
Latvia	XX	XX	Vietnam	XX	XX
Lebanon	XX	XX	Zambia	XX	XX
Lithuania	XX	XX	Zimbabwe	XX	XX
Luxembourg	XX	XX

NOTE:
•
Unpriced fixed income instruments are valued at par.
2.    Unpriced asset backed instruments are valued at current face.
3.    Transaction charge is assessed per partial settlement.
4.    Securities lending related movements are charged at the relevant transaction rates per market.
5.    US is defined as DTC, FRB, and NY Vault held assets.
6.    Assets held away incur transactions and asset charges at the US market rate.

The below asset charges will be applied incrementally based on the asset value of the denoted tiers.
Guidance Text

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Brown Brothers Harriman & Co.	Schedule of Global Services & Charges

Additional Transaction Charges
The transaction charges are applicable to specialized processing.

Transaction Type	Charge (USD)
Security Transactions
Trade Cancel	XX
US Vault Transfers – each side	XX
Repurchase Agreement	XX
Commercial Paper	XX
Physical Securities Settlement	XX
Cash Transactions
USD Wire Payment (Debit or Credit)	XX
Non USD Wire Payment (Debit or Credit)	XX
Transfer of Cash between Accounts (Book Transfer)	XX
Cashier Checks	XX
Time Deposit	XX
Paydowns	XX
Corporate Actions
Tax Reclaim	XX
Maturity	XX
Proxy Announcement (Non US)	XX
Proxy Vote (Non US)	XX
MT599	XX
Depository Reorganization (Security Events)	XX

Transaction Type	Charge (USD)
Class Actions
Class Action Service	XX
Notification & Filing	XX

*Applicable and billed in full with first class action filing.

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Brown Brothers Harriman & Co.	Schedule of Global Services & Charges

Transaction Surcharges
The transaction surcharges are applied over and above the STP transaction charges.

Transaction Type	Charge (USD)
Security Transactions
Manual Trade	XX
Repaired Trade	XX
Cash Transactions
Manual Cash Movement	XX
3rd Party Foreign Exchange	XX

NOTE:
7.    For settlement transactions to be automated, instructions must be received by properly formatted SWIFT industry standard messages (excluding MT599 messages) or via BBH proprietary communication system.
8.    Repaired instructions surcharges are applied to incomplete and/or missing market settlement information. Trade enrichment for PSET (Place of Settlement) and Local ID are considered repair items
9.    Repaired Trade surcharge are only applied to client instruction issues only.

Remove this text prior to submitting to the client.

The format for charging different BPs based on market value tiers may apply to countries/markets other the United States – use the same table format to define the charges.

Guidance Text

I.	Securities Lending
BBH is pleased to offer Securities Lending to Touchstone Investments.

BBH will waive all market transaction charges associated with loan payments, recalls and associated collateral movements for those assets which BBH provides custody and securities lending.

As part of the Securities Lending relationship we offer a revenue split as detailed in the Schedule to your Securities Lending Agency Agreement (SLAA). For Securities Lending service provisions please refer to the discrete Securities Lending agreement or contact your local Relationship Manager.

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Brown Brothers Harriman & Co.	Schedule of Global Services & Charges

II.	Out of Pocket Expenses
Out-of-pocket expenses may include, but are not limited to, postage, courier and overnight mail charges, telephone and telecommunication charges, including fax charges, duplicating charges including those relating to filings with federal and state regulatory authorities and Board meeting materials, forms and supplies including those relating to Board meeting materials, travel and lodging expenses relating to travel to and from Board meetings, certain filings with federal and/or state regulatory filings, customized computer programming requests, charges for organizing documents, pricing service charges, record retention, reproduction, retrieval and destruction costs, locally mandated charges, subcustodian communications expenses, telex expenses, audit reporting expenses, legal expenses, direct expenses such as tax reclaims, stamp duties, foreign investor registration, commissions, dividend and income collection charges, proxy charges when the agent is not in the U.S., taxes, certificate fees, special handling, transfer, withdrawal, Euroclear deposit and withdrawal charges, holding charges, lifting fees and inquiry fees from correspondents and registration fees, and other expenses as agreed to by the parties from time to time would be applied to your account.

III.	Billing
Fees are payable on a monthly basis in US Dollars.

BBH will automatically debit the agreed upon account, specified in the direct debit authorization letter for the invoiced amount.

IV.	Assumptions and Parameters
This fee schedule is confidential and may not be disclosed to any third party without prior consent of both parties. This fee schedule may not be republished.

Fees quoted above are offered contingent upon the information provided and assume the actual experience will not be materially different from projected activity. BBH reserves the right to modify this fee schedule as additional markets and/or services are introduced.

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Brown Brothers Harriman & Co.	Schedule of Global Services & Charges

Accepted and agreed:

Fee Schedule Effective Date: February 1, 2013

Touchstone Investments
Touchstone Securities, Inc. as sponsor for the following:
Touchstone Investment Trust
Touchstone Variable Series Trust
Touchstone Institutional Funds Trust
Touchstone Tax-Free Trust
Touchstone Funds Group Trust
Touchstone Strategic Trust

By: _/s/ Terrie Wiedenheft________________

Name: _Terrie Wiedenheft__________________

Date: ___February 1, 2013_________________

Brown Brothers Harriman

By: __/s/ Michael A. Saunders______________

Name: ___Michael A. Saunders_______________

Date: _February 1, 2013____________________

Touchstone Investments agrees to pay Brown Brothers Harriman the fees in the amount set forth in the fee schedule in effect on the date hereof or as amended from time to time.

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